Questions 22 and 23
-------------------
Addendum to Questions 22 and 23 on Form N-SAR


22. Registrant's portfolio transactions with entities acting as principals:

 List the 10 entities acting as principals with whom Registrant did the largest amount of portfolio transactions (include all short-term obligations, and U.S.
 Gov't. & tax-free securities) in both the secondary market & in underwritten offerings set forth in order of size based upon total value of principal transactions during the current reporting period:
(FOR SERIES COMPANIES, ITEMS 22 AND 23 MUST BE ANSWERED IN TOTAL FOR ALL SERIES)
                                                      Registrant     Sales by
              Name of Entity              IRS Number  Purchases      Registrant
                                                      (000's omitted)
BARCLAYS CAPITAL INC				                  05-0346412  1945041448       24334274
DEUTSCHE BANK                             13-2730828  1904235454       43279360
BANK OF AMERICA					                      56-2058405  1332254117       60383836
UBS PAINEWEBBER WARBURG DILLION REED	     13-2338166  1225501193       24497616
JPMORGAN CHASE BANK                       13-3224016   876590601       53023196
LEHMAN BROTHERS					                      13-2663822   840110129       82533364
MERRILL LYNCH,PIERCE,FENNER + SMITH, INC  13-5674085   641683876       15655377
MORGAN STANLEY					                       13-2655998   603153497       16948752
ABN AMRO SECURITIES				                   13-3227945   604594224         292789
CREDIT SUISSE FIRST BOSTON			             13-5659485   527858679       26881161

23. Aggregate principal purchase/sale transactions of Registrant during current reporting period. C. Total Purchases:12296068264 D. Total Sales: 556380143
                                        (000's omitted)
                              SCREEN NUMBER: 12